UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 21, 2014 (January 14, 2014)

Sonic Foundry, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-30407	39-1783372 )
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 W. Washington Ave Madison, WI 53703	(608) 443-1600
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 14, 2014, Sonic Foundry, Inc. (“Sonic Foundry” or “Buyer”), completed the acquisition (the “Acquisition”) of all the remaining issued and outstanding shares of common stock of Mediasite K.K., a Japanese corporation (“MSKK”) pursuant to the previously announced Stock Purchase Agreement (the “Stock Purchase Agreement”) dated January 6, 2014 by and among Sonic Foundry and the other shareholders of MSKK including, Shuichi Murakami, as Seller Representative (the “Sellers”). Sonic Foundry acquired an ownership interest in MSKK in October 2001 which, prior to the closing of the Acquisition (the “Closing”), represented 26% of the issued and outstanding shares of stock of MSKK.

Pursuant to the terms of the Stock Purchase Agreement, Sonic Foundry paid at closing approximately 585 million Yen (approximately $5.6 million) (the “Purchase Price”), resulting in MSKK becoming a wholly owned subsidiary of Sonic Foundry. The Purchase Price was comprised of equal components of cash in the aggregate amount of 194.9 million Yen (approximately $1.9 million), subordinated notes payable in one year with interest at 6.5% per annum in the aggregate principal amount of 194.9 million Yen (approximately $1.9 million) (the “Subordinated Notes”) and 189,222 aggregate shares of Sonic Foundry common stock.

Certain key shareholders of Mediasite KK entered into management arrangements with MSKK effective upon the Closing.

The foregoing summary of the Stock Purchase Agreement is qualified in its entirety by reference to the Stock Purchase Agreement, which was attached as Exhibit 2.1 to Sonic Foundry’s Current Report on Form 8-K filed on January 9, 2014.

The foregoing summary of the Subordinated Notes is qualified in its entirety by reference to the Form of Subordinated Note which is attached as Exhibit 10.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The financial statements required by this Item, with respect to the Acquisition described in Item 2.01 herein, will be filed by amendment to this Current Report on Form 8-K as soon as practicable and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(b) Pro Forma Financial Information

The unaudited pro forma financial information required by this Item, with respect to the Acquisition described in Item 2.01 herein, will be filed by amendment to this Current Report on Form 8-K as soon as practicable and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(d) Exhibits:

10.1	Form of Subordinated Note dated January 14, 2014 from Sonic Foundry to each Seller

99.1	Press release dated January 21, 2014, announcing completion of the acquisition of Mediasite K.K.

EXHIBIT LIST

NUMBER	DESCRIPTION

10.1	Form of Subordinated Note dated January 14, 2014 from Sonic Foundry to each Seller

99.1	Press release dated January 21, 2014, announcing completion of the acquisition of Mediasite KK

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonic Foundry, Inc.

(Registrant)

January 21, 2014	By:	/s/ Kenneth A. Minor
Kenneth A. Minor
Chief Financial Officer